                             TRANSFER AGENCY AGREEMENT
                                AMENDMENT NUMBER ONE

          THIS AGREEMENT is made as of the 26th day of February, 1990 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                               W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund has retained PFPC to provide certain transfer agency, register and dividend disbursing agency services pursuant to an Transfer Agency Agreement dated as of June 19, 1989 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC presently provides such services to the seven Portfolios of the Fund that were in existence on June 19, 1989; and

          WHEREAS, the Fund has since organized a new Portfolio, designated "The U.S. Large Company Portfolio", and the parties hereto desire that PFPC shall provide such Portfolio with the same services that PFPC provides to the seven Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement upon the mutual agreement of PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) post-effective amendment numbers 16 and 17 of the registration statement of the Fund, as filed with the U.S. Securities and Exchange Commission on December 29, 1989 and February 26, 1990, respectively, wherein The U.S. Large Company Portfolio is described;

               (b) The exhibits to such post-effective amendments consisting of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreement, specimen stock certificate, all of which pertain to The U.S. Large Company Portfolio; and

               (c) Amendment Number One dated February 26, 1990 of each of the following agreements:

               (i) the Administration and Accounting Services Agreement between the parties dated as of June 19, 1989; and

               (ii) the Custodian Agreement between the Fund and Provident National Bank dated as of June 19, 1989.

          2.   The Agreement hereby is amended effective February 26, 1990 by:

               (a) adding the following sentence immediately after the second sentence of Section 1, "As of February 26, 1990, the Fund delivered a Prospectus dated February 26, 1990 to PFPC wherein a new class or series of Fund shares, designated "The U.S. Large Company Portfolio", is described and the parties agree that the terms of this Agreement shall apply to the eight Portfolios described in such Prospectus.";

               (b) adding the following words, "as amended February 26, 1990" after the word "1989" in Section 2.(k);

               (c) deleting the words, "April 1, 1989," and inserting in lieu thereof the words, "February 26, 1990" in section 5.(d); and

               (d) deleting the following words, "April 1, 1989" where they appear in section 7 and inserting in lieu thereof, "February 26, 1990"; and

               (e) adding a new sentence immediately following the second sentence of Section 19 as follows: "The foregoing provisions of this
          Section 19 notwithstanding, this Agreement shall remain in effect in respect of The U.S. Large Company Portfolio for a period of 18 months commencing on February 26, 1990 and, thereafter, may be terminated by either party upon not less than 180 days prior written notice to the other party." 3. The Fee Schedule of PFPC applicable to The U.S. Large Company Portfolio shall be as agreed in writing from time to time.

          4. In all other respects the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                   DFA INVESTMENT DIMENSIONS
                                   GROUP INC.

Attest:   Jeanne Sinquefield       By   Michael T. Scardina
          ------------------            -------------------


                                   PROVIDENT FINANCIAL
                                   PROCESSING CORPORATION

Attest:   Morton B. Comer          By:  Vincent J. Cianardini
          ---------------               ---------------------